UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 22, 2010

CHECKPOINT SYSTEMS, INC.
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(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania                          22-1895850
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(State of Incorporation)     (IRS Employer Identification No.)

101 Wolf Drive, PO Box 188, Thorofare, New Jersey                 08086
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(Address of principal executive offices)                              (Zip Code)

856-848-1800
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(Registrant's telephone number, including area code)

N/A
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(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

(a)           Revolving Credit Facility

On July 22, 2010, Checkpoint Systems, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement, among the Company, Checkpoint Manufacturing Japan Co., Ltd., and CP International Systems C.V., as foreign borrowers, certain other domestic and foreign subsidiaries of the Company, as domestic guarantors and foreign guarantors, the various lenders party thereto from time to time, Wells Fargo Bank, National Association, as Administrative Agent, Citizens Bank of Pennsylvania, as Syndication Agent, and Wells Fargo Securities, LLC and Citizens Bank of Pennsylvania, as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”).  The Credit Agreement provides the Company and certain of its subsidiaries with a $125,000,000 four-year senior secured multi-currency revolving credit facility (the “Credit Facility”).

The Credit Facility amended the terms of the Company’s existing $125,000,000 senior secured revolving multi-currency credit facility, dated April 30, 2009 (the “2009 Facility”).  The amendments primarily reflect (i) an extension of the term of the credit facility, (ii) reductions in the interest rates charged on the outstanding balances, and (iii) favorable changes with regard to the collateral provided under the Credit Agreement.  The Company borrowed approximately $31,200,000 under the Credit Facility on July 22, 2010.  The proceeds of the Credit Facility will be used to refinance the indebtedness under the 2009 Facility and certain other indebtedness, to pay any fees or expenses related to the Credit Facility and to provide for working capital and general corporate requirements, including permitted acquisitions.

The Credit Agreement provides for a revolving commitment of up to $125,000,000 with a term of four years from the effective date of July 22, 2010.  The Company may borrow, prepay and re-borrow under the Credit Facility as long as the sum of the outstanding principal amounts is less than the aggregate facility availability.  The Credit Agreement also includes an expansion option that will allow the Company to request an increase in the Credit Facility of up to an aggregate of $50,000,000, for a potential total commitment of $175,000,000.  The Credit Facility contains a $25,000,000 sublimit for the issuance of letters of credit, of which $1,433,600, issued under the 2009 Facility, are outstanding as of July 22, 2010. The Credit Facility also contains a $15,000,000 sublimit for swingline loans.

Borrowings under the Credit Agreement, other than swingline loans, bear interest at the Company’s option of either (i) a spread ranging from 1.25% to 2.50% over the Base Rate (as described below), or (ii) a spread ranging from 2.25% to 3.50% over the LIBOR rate, and in each case fluctuating in accordance with changes in the Company’s leverage ratio, as defined in the Credit Agreement.  The “Base Rate” is the highest of (a) the Wells Fargo Bank prime rate, (b) the Federal Funds rate, plus 0.50%, and (c) a daily rate equal to the one-month LIBOR rate, plus 1.0%. Swingline loans bear interest of (i) a spread ranging from 1.25% to 2.50% over the Base Rate with respect to swingline loans denominated in U.S. dollars, or (ii) a spread ranging from 2.25% to 3.50% over the LIBOR rate for one month U.S. dollar deposits, as of 11:00 a.m., London time. The Company pays an unused line fee ranging from 0.30% to 0.75% per annum based on the unused portion of the commitment under the Credit Agreement.

Pursuant to the terms of the Credit Agreement, the Company is subject to various requirements, including covenants requiring the maintenance of (i) a maximum total leverage ratio and (ii) a maximum fixed charge coverage ratio. The Credit Agreement also contains customary representations and warranties, affirmative and negative covenants, notice provisions and events of default, including change of control, cross-defaults to other debt, and judgment defaults.  Upon a default under the Credit Agreement, including the non-payment of principal or interest, the obligations of the Company under the Credit Agreement may be accelerated and the assets securing such obligations may be sold. Certain wholly-owned subsidiaries of the Company are guarantors of the Company’s obligations under the Credit Agreement.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

(b)           Prudential Notes

Also on July 22, 2010, the Company entered into a Note Purchase and Private Shelf Agreement (the “Prudential Agreement”) among the Company, Prudential Investment Management, Inc. (“Prudential”), and certain other purchasers party thereto (together with Prudential, the “Purchasers”) .

Under the Prudential Agreement, on July 22, 2010, the Company issued to the Purchasers (a) its Series A Senior Secured Notes in an aggregate principal amount of $25,000,000 (the “Series A Notes”), (b) its Series B Senior Secured Notes in an aggregate principal amount of $25,000,000 (the “Series B Notes”), and (c) its Series C Senior Secured Notes in an aggregate principal amount of $25,000,000 (the “Series C Notes”; together with the Series A Notes and the Series B Notes, the “2010 Notes”).  The Series A Notes bear interest at a rate of 4.00% per annum and mature on July 22, 2015.  The Series B Notes bear interest at a rate of 4.38% per annum and mature on July 22, 2016.  The Series C Notes bear interest at a rate of 4.75% per annum and mature on July 22, 2017.  The 2010 Notes are not subject to any scheduled prepayments.  The entire outstanding principal amount of each of the 2010 Notes shall become due on their respective maturity date.  The proceeds of the 2010 Notes will be used to refinance certain existing debt of the Company and its subsidiaries and for general corporate purposes.

The Prudential Agreement also provides that for a three-year period ending on July 22, 2013, the Company may issue, and Prudential may, in its sole discretion, purchase, additional fixed-rate senior secured notes (the “Shelf Notes”; together with the 2010 Notes, the “Notes”), up to an aggregate amount of $50,000,000.  The aggregate principal amount of the Shelf Notes issued at any time shall be no less than $5,000,000.  The Shelf Notes will have a maturity date of no more than 10 years from the date of issue, and an average life of no more than 7 years after the date of issue.  The Shelf Notes will have such other terms, including principal amount, interest rate and repayment schedule, as the Company and Prudential may agree at the time of issuance.

The Company may prepay the Notes in a minimum principal amount of $1,000,000 and in $100,000 increments thereafter, at 100% of the principal amount so prepaid, plus an amount equal to the excess, if any, of the present value of the remaining scheduled payments of principal and interest on the amount repaid, over the principal amount repaid.  Either the Company or Prudential may terminate the private shelf facility with respect to undrawn amounts upon 30 days’ written notice, and Prudential may terminate the private shelf facility with respect to undrawn amounts upon the occurrence and/or continuation of an event of default or acceleration of any Note.

The Prudential Agreement is subject to covenants that are substantially similar to the covenants in the Credit Agreement (as discussed above), including covenants requiring the maintenance of (i) a maximum total leverage ratio and (ii) a maximum fixed charge coverage ratio.  The Prudential Agreement also contains representations and warranties, affirmative and negative covenants, notice provisions and events of default, including change of control, cross-defaults to other debt, and judgment defaults, that are substantially similar to those contained in the Credit Agreement, and those that are customary for similar private placement transactions.  Upon a default under the Prudential Agreement, including the non-payment of principal or interest, the obligations of the Company under the Prudential Agreement may be accelerated and the assets securing such obligations may be sold.  Certain wholly-owned subsidiaries of the Company are also guarantors of the Company’s obligations under the Notes.

The foregoing description of the Prudential Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Prudential Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 "Entry into a Material Definitive Agreement" is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 7.01  Regulation FD Disclosure.

On July 22, 2010, the Company issued a press release announcing the closing of the Credit Agreement and Prudential Agreement (as discussed in Item 1.01 hereof), which press release is attached hereto as Exhibit 99.1. This press release is incorporated into this Item 7.01 by reference.

Item 9.01  Financial Statements and Exhibits.

 (d)   The following exhibits are filed herewith:

Exhibit 4.1	Note Purchase and Private Shelf Agreement, dated as of July 22, 2010, between the Company and Prudential Investment Management, Inc., and the other purchasers party thereto.

Exhibit 10.1
Amended and Restated Credit Agreement, dated as of July 22, 2010, among the Company, Checkpoint Manufacturing Japan Co., Ltd., and CP International Systems C.V., as foreign borrowers, certain other domestic and foreign subsidiaries of the Company, as domestic guarantors and foreign guarantors, the various lenders party thereto from time to time, Wells Fargo Bank, National Association, as Administrative Agent, Citizens Bank of Pennsylvania as Syndication Agent, and Wells Fargo Securities, LLC and Citizens Bank of Pennsylvania, as Joint Lead Arrangers and Joint Bookrunners.

Exhibit 99.1	Press Release dated July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKPOINT SYSTEMS, INC.

Dated:  July 22, 2010                                                                            By:               /s/   Raymond D. Andrews
Name:         Raymond D. Andrews
Title:           Senior Vice President and Chief Financial Officer

Checkpoint Systems, Inc.

Index of Exhibits

Exhibit Number                                Description

Exhibit 4.1	Note Purchase and Private Shelf Agreement, dated as of July 22, 2010, between the Company and Prudential Investment Management, Inc., and the other purchasers party thereto.

Exhibit 10.1
Amended and Restated Credit Agreement, dated as of July 22, 2010, among the Company, Checkpoint Manufacturing Japan Co., Ltd., and CP International Systems C.V., as foreign borrowers, certain other domestic and foreign subsidiaries of the Company, as domestic guarantors and foreign guarantors, the various lenders party thereto from time to time, Wells Fargo Bank, National Association, as Administrative Agent, Citizens Bank of Pennsylvania as Syndication Agent, and Wells Fargo Securities, LLC and Citizens Bank of Pennsylvania, as Joint Lead Arrangers and Joint Bookrunners.

Exhibit 99.1	Press Release dated July 22, 2010.